                                  SCHEDULE 14C
                                 (RULE 14C-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                    OF THE SECURITIES EXCHANGE ACT OF 1934.

Check the appropriate box:

/ / Preliminary Information Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14c-5(d)(2))
/X/ Definitive Information Statement.

                             THE PARTS SOURCE, INC.
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                (Name of Registrant as specified in its Charter)

                                     None.
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  (Name of person(s) Filing Information Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):
/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1)  Title of each class of securities to which transaction applies:


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         (2)  Aggregate number of securities to which transaction applies:


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         (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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         (4)  Proposed maximum aggregate value of transaction:


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         (5)  Total fee paid:


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/ /   Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:


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    (2)  Form, Schedule or Registration Statement No.:


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    (3)  Filing Party:


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    (4)  Date Filed:


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


                             THE PARTS SOURCE, INC.
                            1751 S. MISSOURI AVENUE
                              CLEARWATER, FL 34616



                                                                     May 4, 1998


Dear Shareholder:

    On behalf of the Board of Directors, you are cordially invited to attend the 1998 Annual Meeting of the Shareholders of The Parts Source, Inc., to be held on May 28, 1998, in Clearwater, Florida. At the meeting, you will hear a report on our operations and have an opportunity to meet your directors and executives.

    This booklet includes the formal notice of the meeting and the information statement. The information statement provides more information concerning the agenda and procedures for the meeting. It also describes how the Board operates and gives personal information about our director candidates.

    Your vote is important and the Company's management team would greatly appreciate your attendance at the Annual Meeting. However, we are not asking you for a proxy, and you are requested not to send us a proxy.

    I look forward to seeing you at the 1998 Annual Meeting of Shareholders, and I sincerely hope you will be able to attend.


                                       Very truly yours,

                                       /s/ Robert Cox

                                       ROBERT COX
                                       Secretary

                             THE PARTS SOURCE, INC.
                             (d/b/a ACE AUTO PARTS)

                            1751 S. MISSOURI AVENUE
                           CLEARWATER, FLORIDA 34616


                          ---------------------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held May 28, 1998

TO THE SHAREHOLDERS OF THE PARTS SOURCE, INC.

    The Annual Meeting of Shareholders of The Parts Source, Inc. will be held at Holiday Inn Select located at 3535 Ulmerton Road, Clearwater, FL 34622 on May 28, 1998 at 10:00 a.m., Eastern Daylight Time, for the following purposes:

    1. To elect four directors to hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified.

    2. To ratify the reappointment of Grant Thornton LLP, the Company's independent certified public accountants for 1998.

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed April 27, 1998 at the close of business, as the record date for the determination of the shareholders entitled to notice of and to vote at the annual meeting or any adjournment thereof.

                                           By order of the Board of Directors

                                           /s/  Robert A. Cox, Jr.
                                           ------------------------------------
                                           Robert A. Cox, Jr., Secretary
Dated:   May 1, 1998
    Clearwater, Florida

                             THE PARTS SOURCE, INC.
                              Clearwater, Florida

                       -------------------------------

                             INFORMATION STATEMENT

                       -------------------------------

         This Information Statement is being furnished by the Board of Directors of The Parts Source, Inc. (the "Company") in connection with the Annual Meeting of Shareholders, and any adjournments thereof, to be held on May 28, 1998 at 10:00 a.m., Eastern Daylight Time, at Holiday Inn Select located at 3535 Ulmerton Road, Clearwater, FL 34622 for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders. The Company will bear the costs of preparing, assembling and mailing the Information Statement and the 1997 Annual Report in connection with the Annual Meeting.

         This Information Statement is first being sent to Shareholders, together with the Notice of Annual Meeting and Annual Report for 1997, on or about May 1, 1998.

          SHAREHOLDERS ENTITLED TO VOTE AND PRINCIPAL SHAREHOLDERS

         As of the close of business on April 27, 1998, the record date for determining the shareholders entitled to vote at the annual meeting, there were issued and outstanding and entitled to vote a total of 3,412,273 shares of the Company's Common Stock (the only class of securities outstanding), each of which is entitled to one vote.

         The only persons who owned of record or were known by the Company to own beneficially on April 27, 1998 more than 5% of the outstanding shares of Common Stock of the Company were the following:

                                                        NUMBER OF                         PERCENT
NAME AND ADDRESS                                      SHARES OWNED                       OF CLASS
-----------------                                     ------------                       --------
Thomas Cox(1)                                            928,750                           27.2%
Robert Cox(1)                                            928,650                           27.2%
Autoparts Finance, Inc.                                  227,273                            6.7%
  c/o APS., Inc.
  15710 John F. Kennedy Blvd.
  Houston, TX 77032

All Directors and Officers                             1,857,400                           54.4%
of the Company as a Group
(6 in number)

------------
(1)      The address of Messrs. Thomas and Robert Cox is The Parts Source, 1751
         S. Missouri Avenue, Clearwater, Florida 34616

         Messrs. Thomas and Robert Cox, the owners of approximately 54% of the outstanding shares of Common Stock of the Company, have indicated their intent to vote in favor of the election of the proposed slate of directors and the ratification of Grant Thornton LLP as the Company's independent Certified Public Accountants for 1998. The vote represented by these shareholders is sufficient for approval. THEREFORE,

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Shareholders are invited to attend the Annual Meeting and can vote in person at that time.

                             ELECTION OF DIRECTORS

         The Company currently has four (4) Directors, each of whose term of office will expire at the Annual Meeting. The Board of Directors has nominated four (4) persons (each, a "Nominee"), all of whom are currently Directors, to stand for election as a Director, to serve until the 1999 Annual Meeting of Shareholders and until his successor has been duly elected and qualified.

NOMINEES FOR DIRECTOR

         Each Director of the Company serves as a Director for a term of one
(1) year and until his successor is duly elected and qualified. The following sets forth for each Nominee, his name and age, positions and/or offices held with the Company, the period during which each Nominee served in such positions and/or offices, a description of his business experience during the past five
(5) years or more, and other biographical information.


                                                                                       COMMON SHARES
                                                                                        BENEFICIALLY
                                                                   SERVED               OWNED AS OF
                                                                     AS                APRIL 27, 1998
                                                                  DIRECTOR        ----------------------
      NAME                                 AGE                     SINCE          NO. SHS.        % SHS.
      ----                                 ---                     -----          --------        ------
Thomas D. Cox                              49                       1996            928,750         27.2%
Robert A. Cox                              52                       1996            928,650         27.2%
James M. Chadwick, Esq.(1)                 42                       1996              3,000(2)          *
M. Steven Sembler(1)                       42                       1996              3,000(2)          *


-----------------------
 *  Less than 1%.
(1) Member of Audit and Compensation Committee
(2) Shares underlying options currently exercisable

         THOMAS D. COX has been President of the Company and its predecessors from 1977 to the present, except for approximately an eighteen month interval (1991-1993) during which the predecessor company was owned by F. J. M. Investments Inc. In 1992, Thomas Cox, together with his brother, Robert Cox, opened an aftermarket auto parts store and caused the Company to be formed. In 1993, the Company purchased the assets and assumed certain of the liabilities of Ace/Linco. Mr. Thomas Cox has served on numerous warehouse associations and councils, advising aftermarket manufacturers on the needs of the auto parts industry.

         ROBERT A. COX has been Vice President from 1977 to the present except for approximately a two-year interval (1991-1993) during which the predecessor company was owned by F. J. M. Investments, Inc. Mr. Cox has served as Executive Vice President of the Company since November 1992. From 1971 to May 1977, Mr. Cox was Vice President of Florida Outdoor, Inc., a family owned corporation specializing in billboard advertising.

         JAMES M. CHADWICK, ESQ. is a practicing attorney and a partner in the law firm of Renfrow & Chadwick (since 1983), specializing in representation of non-profit organizations. He is also president of Carteret Management Corporation (since 1974) and Vice President of RGR, Inc. (since 1983). Carteret Management Corporation provides a comprehensive management program for apartments and skilled-nursing facilities and RGR, Inc. is a housing consulting firm which has been responsible for the development of over 50 apartment communities, the majority of which involve independent living for low in come elderly and/or handicapped individuals.

         M. STEVEN SEMBLER has been president and owner of Sembler Investments since 1988. The company invests and holds interests in shopping centers, mobile home parks, a medical equipment company and a construction service company.

         Non-employee directors receive $500 per meeting attended.

         During 1997, the Board of Directors held nine meetings. Each director attended at least 75% of the meetings held.

COMMITTEES

         The Board of Directors has established a Compensation and Audit Committee. The members of the Compensation and Audit Committee are Messrs. James Chadwick and M. Steven Sembler. The Compensation Committee reviews general policy matters relating to compensation and benefits of employees generally and has responsibility for reviewing and approving compensation and benefits for all officers of the Company. The Compensation Committee also administers the Company's Stock Option Plan and recommends grants of the specific options under the Stock Option Plan.

         The Audit Committee represents the Board in discharging its responsibilities relating to the accounting, reporting and financial control practices of the Company. The Audit Committee has general responsibility for surveillance of financial controls, as well as for accounting and audit activities of the Company. The Audit Committee annually reviews the qualifications of the independent certified public accountants, makes recommendations to the Board as to their selection, reviews the scope, fees and results of their audit and approves their non-audit services and related fees. The Audit Committee meets periodically with management and with the Company's independent auditors to determine the adequacy of internal controls and other financial reporting matters.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under Section 16(a) of the Securities Exchange Act of 1934, as amended, all executive officers, directors, and each person who is the beneficial owner of more than 10% of the common shares of a company that files reports pursuant to Section 12 of the Exchange Act, are required to report the ownership of such common shares, options, and stock appreciation rights (other than certain cash-only rights), and any changes in that ownership, with the Securities and Exchange Commission (the "SEC"). Specific due dates for these reports have been established, and the Company is required to report, in this Information Statement, any failure to comply therewith during the last year. The Company believes that all of these filing requirements were satisfied except as follows: Messrs. Thomas and Robert Cox, each filed two late Form 4 reports covering three transactions disclosing purchases of shares of the Company's Common Stock.

                       REMUNERATION OF EXECUTIVE OFFICERS

         The following table sets forth certain information relating to the compensation earned by the Chief Executive Officer of the Company and each of the other executive officers of the Company whose total cash compensation for the past year exceeded $100,000.

                           SUMMARY COMPENSATION TABLE


                                                                              ANNUAL COMPENSATION
NAME AND PRINCIPAL POSITION                                YEAR                    (SALARY)
---------------------------                                ----               -------------------
Thomas Cox, President                                     1997                      $118,440
                                                          1996                       112,575
                                                          1995                        91,898

Robert A. Cox, Jr., Vice President                        1997                      $117,660
                                                          1996                       112,275
                                                          1995                        91,898


STOCK OPTION PLAN

         Under the Company's Stock Option Plan (the "Plan") 300,000 shares of Common Stock are currently reserved for issuance upon exercise of stock options. The Plan is designed as a means to retain and motivate key employees. The Stock Option Committee administers and interprets the Plan. Options may be granted to all eligible employees of the Company, including officers and non-employee directors and others who perform services for the Company.

         The Plan provides for granting of both incentive stock options (as defined in Section 422 of the Internal Revenue Code) and non-statutory stock options. Options are granted under the Plan on such terms and at such prices as determined by the Board of Directors, except that the per share exercise price of the options cannot be less than the fair market value of the Common Stock on the date of the grant. Each option is exercisable after the period or periods specified in the option agreement, but no option may be exercisable after the expiration of ten years from the date of grant. Options granted under the Plan are not transferable other than by will or by the laws of descent and distribution. There is currently outstanding under the Plan stock options to purchase an aggregate of 288,000 shares of Common Stock. All options granted are exercisable at prices ranging from $3.00 per share to $12.00 per share.



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Prior to the creation of the Compensation Committee in March 1996, decisions on executive compensation were made by Thomas Cox, the Company's Chief Executive Officer, and Robert Cox, Executive Vice President. Since April 1996, Messrs. Thomas and Robert Cox have been employed under the employment agreements described under the Summary Compensation Table.

                              CERTAIN TRANSACTIONS

         In connection with the acquisition of Ace in 1993, the Company assumed a note payable to the father of Thomas and Robert Cox in the amount of $779,157. In December, 1993, Messrs. Thomas and Robert Cox substituted their personal note for the assumed note. The note had been reduced to $551,932 and the Company issued a new note to Thomas and Robert Cox for the outstanding balance. The note is a demand note bearing interest at the rate of nine percent (9%) per annum through May 2006. At December 31, 1997, the balance due was $90,217.

         The Company leases ten of its traditional stores and one battery distribution center from entities affiliated through the common ownership of Messrs. Thomas and Robert Cox. One traditional store which contains the corporate offices is leased from Mrs. Joan Z. Cox, Trustee, the mother of Thomas and Robert Cox. Each of the leases expire December 31, 2000. Rent expense under such leases aggregated $502,818 and $513,830 in 1996 and 1997, respectively. The Company believes that the lease terms are at least as comparable to those that could be obtained from unaffiliated third parties.

         All transactions between the Company and its officers, directors and 5% shareholders are on terms no less favorable than could be obtained from unaffiliated third parties and must be approved by a majority of the independent, disinterested directors of the Company.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The Certified Public Accounting firm of Grant Thornton LLP, the Company's independent accountant for 1997, has been selected as the Company's independent accountant for 1998. A representative of that accounting firm will be present at the meeting with the opportunity to make a statement and respond to appropriate questions.

                                 VOTE REQUIRED

         A majority of the outstanding shares of stock will be necessary to constitute a quorum for the transaction of business at the meeting. The election of directors and the ratification of Grant Thornton LLP, as the Company's independent accountants, will require a vote of a majority of the shares present at the meeting.

                                 OTHER MATTERS

         At the time of the preparation of this Information Statement, the Board of Directors of the Company had not been informed of any matters which would be presented for action at the Annual Meeting, other than the proposals specifically set forth in the Notice of Annual Meeting of Shareholders and referred to herein.

                 SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

         In order to be included in the proxy materials for the 1999 Annual Meeting of Shareholders of the Company, shareholder proposals must be received by the Company not later than January 30, 1999.



                                                 THE PART SOURCE, INC.



                                                 /s/  Robert A. Cox, Jr.
                                                 ----------------------------
                                                 Robert A. Cox, Jr., Secretary
Date: May 1, 1998